UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 5, 2007
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College, Pennsylvania 16803
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 5, 2007, the Board of Directors of Rex Energy Corporation (the “Company”) adopted the Rex Energy Corporation Director Compensation Plan effective on January 1, 2008, a copy of which is attached hereto as Exhibit 10.1 (the “Director Compensation Plan”). The adoption of the Director Compensation Plan was recommended to the Board by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

The Director Compensation Plan summarizes the compensation to be paid by the Company to directors who are not employees of the Company and is administered by the Compensation Committee. Under the plan, the Company will pay each non-employee director an annual retainer for service as a member of the Board of Directors or one or more of its committees. The amount of the annual retainer is determined by the Board of Directors (or at its discretion, by the Compensation Committee) from time to time and is payable in four quarterly installments.  Under the plan, the annual retainer for non-employee directors of the Company as of January 1, 2008 will be  $20,000. The chairpersons of the Compensation Committee and the Nominating and Governance Committee will each receive an additional retainer of $5,500 and the chairperson of the Audit Committee will receive an additional retainer of $10,000.  Each non-employee director will also receive $1,500 for each meeting of the Board of Directors attended and $850 for each meeting of committees of the Board of Directors attended by the director.  The plan also provides that the Company will reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a director.

Under the plan, each non-employee director will receive an option to purchase 25,000 shares of the Company’s common stock at the first meeting of the Board of Directors following each annual meeting of stockholders of the Company.   The options will be granted to the non-employee directors under the Company’s 2007 Long-Term Incentive Plan.  The options shall have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of the grant and shall vest and become exercisable in one-third increments on the first, second and third anniversaries of the date of the grant.

The foregoing description of the Director Compensation Plan is qualified in its entirety by reference to the complete text of the plan.  A copy of the plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Exhibit Title
10.1	Rex Energy Corporation Director Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

	By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President, Secretary
and General Counsel

Date: December 11, 2007

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Rex Energy Corporation Director Compensation Plan

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